SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Social Reality, Inc.
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

____________________

TO BE HELD ON FEBRUARY 16, 2016

We will hold a special meeting of stockholders of Social Reality, Inc. at the company’s offices located at 456 Seaton Street, Los Angeles, CA 90013 on Thursday, February 16, 2017 at 10:00 a.m. local time. At the special meeting you will be asked to vote on the following matters:

•	the ratification of the Social Reality, Inc. 2016 Equity Compensation Plan;

•

to approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our Class A common stock, together with shares of our Class A common stock underlying Series A Warrants and Series B Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated January 4, 2017 (the “Securities Purchase Agreement”), among Social Reality and the investors named therein, that may be equal to or exceed, including the issuance of the shares of our Class A common stock pursuant to the Securities Purchase Agreement, 20% of our Class A common stock outstanding before the issuance of such warrants without giving effect to any limitation on the number of shares of our Class A common stock issuable pursuant to such Series A Warrants and Series B Warrants (the “NASDAQ 20% Issuance Proposal”); and

•	any other business as my properly come before the meeting.

Social Reality's board of directors has fixed the close of business on January 5, 2017 as the record date for determining the stockholders that are entitled to notice of and to vote at the special meeting and any adjournments thereof.  The board of directors unanimously recommends that the stockholders vote "FOR" the ratification of the 2016 Stock Option Plan and the approval of the NASDAQ 20% Issuance Proposal.

All stockholders are invited to attend the special meeting in person. Your vote is important regardless of the number of shares you own.  Whether or not you plan to attend the special meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the matters considered at the special meeting.

By Order of the Board of Directors

/s/ Christopher Miglino
Los Angeles, CA	Christopher Miglino
January 20, 2017	Chairman and Chief Executive Officer

Important notice regarding the availability of proxy materials for the special meeting to be held on February 16, 2017:  This proxy statement is available free of charge on our website www.socialreality.com. under the "Investors" tab.

SOCIAL REALITY, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 16, 2016 (the “2015 10-K”) and our subsequent filings with the Securities and Exchange Commission.

OTHER INFORMATION

When used herein, “Social Reality”, “we”, “us” or “our” refers to Social Reality, Inc., a Delaware corporation, and our subsidiaries.

All share and per share information contained in this proxy statement gives pro forma effect to the 1:5 reverse stock split of our Class A common stock effective September 22, 2016.

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

General Information

The accompanying proxy is solicited by the board of directors of Social Reality, Inc. for use at special meeting of Stockholders to be held on Thursday, February 16, 2017, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this proxy statement is January 20, 2017, which is the date this proxy statement the enclosed proxy were first sent or made available to our stockholders.

This proxy statement and the accompanying proxy card are being mailed to owners of our Class A common shares in connection with the solicitation of proxies by the board of directors for the special meeting of stockholders. This proxy procedure is necessary to permit all Class A common stockholders, many of whom live throughout the United States and are unable to attend the special meeting in person, to vote. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic access.  To access our proxy statement electronically, please visit the "Investors" tab appearing on our corporate website at www.socialreality.com. The information which appears on our website is not part of this proxy statement.

Voting securities. Only our Class A common stockholders of record as of the close of business on January 5, 2017, the record date ("Record Date") for the special meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 7,802,982 shares of our Class A common stock issued and outstanding, all of which are entitled to vote with respect to the ratification of the 2016 Plan, but only 7,041,077 shares are entitled to vote with respect to the NASDAQ 20% Issuance Proposal.  As described later in this proxy statement under Proposal 2, under the Nasdaq Marketplace Rules the Purchasers (as defined below) are not entitled to vote on that proposal.  Each holder of record as of that date is entitled to one vote for each share held. In accordance with our by-laws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold special meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the special meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker non-votes. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the special meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required.  Proposals 1 and 2 are considered "non-routine" matters.  Your broker, bank or other nominee does not have discretionary authority to vote on the ratification of our 2016 Equity Compensation Plan or the approval of the NASDAQ 20% Issuance Proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.  It is particularly important that you instruct your broker as to how you wish to vote your shares.

Voting of proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the board of directors. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our Corporate Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. A stockholder wanting to vote in person at the special meeting and holding shares of our Class A common stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the special meeting, together with a copy of a brokerage statement reflecting such share ownership as of the Record Date.

Approval of proposals.  Each proposal requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matters at the special meeting.

Board of Directors recommendations. The Social Reality board of directors recommends a vote FOR proposals 1 and 2.

Attendance at the meeting. You are invited to attend the special meeting only if you were a Social Reality Class A common stockholder or joint holder as of the close of business on January 5, 2017, the Record Date, or if you hold a valid proxy for special meeting.  In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the special meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 10:00 a.m. local time. Check-in will begin at 9:30  a.m. local time.

Communications with our board of directors. You may contact any of our directors by writing to them c/o Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Social Reality. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Social Reality that is addressed to the independent members of the board of directors and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

Joseph P. Hannan.

Chief Financial Officer

Social Reality, Inc.

456 Seaton Street

Los Angeles, CA  90013

Telephone: (323) 694-9800

email: jp.hannan@socialreality.com

PROPOSAL 1

RATIFICATION OF THE 2016 EQUITY COMPENSATION PLAN

On February 23, 2016, our board of directors approved the 2016 Equity Compensation Plan (the “2016 Plan”), and recommended the adoption of the 2016 Plan by our stockholders.  The purpose of our 2016 Plan is to advance the interests of Social Reality and our stockholders by attracting, retaining and rewarding persons performing services for us and to motivate such persons to contribute to our growth and profitability.  All of our employees, our directors and consultants are eligible to receive grants under the 2016 Plan.  The 2016 Plan, which is administered by the Compensation Committee of our board of directors, provides for the grants

•	incentive stock options ("ISOs");

•	non-qualified options ("NSOs");

•	awards of our Class A common stock;

•	stock appreciation rights ("SARs");

•	restricted stock units ("RSUs");

•	performance units;

•	performance shares; and

•	other stock-based awards.

The 2016 Plan reserved 600,000 shares of our Class A common stock for issuance pursuant to the terms of grants made under the 2016 Plan.  As of December 31, 2016 we have made grants for 256,000 shares of our Class A common stock under the 2016 Plan, net of forfeitures, of which options to purchase 146,000 shares of our Class A common stock with an exercise price of $7.50 are outstanding.  Under the terms of the 2016 Plan, it must be approved by our stockholders within one year of its adoption by our board of directors.  In the event the 2016 Plan is not approved at the special meeting, we will still be able to make grants under the plan, however, all previously granted ISOs will automatically be changed to NSOs and we will be unable to grant any additional ISOs.

The material terms and provisions of the 2016 Plan are summarized below, which summary is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached as Appendix A to this proxy statement.

Issuance of awards. The issuance of awards under our 2016 Plan is at the discretion of the Compensation Committee, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2016 Plan, we may grant NSOs and restricted stock to employees, directors and consultants; ISOs may only be granted to employees.  The terms of RSUs SARs, performance units and performance shares and performance units are at the discretion of the Compensation Committee.

Exercise price for options. The exercise price of NSOs may be determined by the Compensation Committee.  The exercise price per share for ISOs grants must be not less than 100% of the fair market value per share on the date of grant. The exercise price per share for an ISO grant to an employee who, at the time of grant, owns stock representing more than 10% of the voting power of all classes of stock of Social Reality or any parent or subsidiary, must be no less than 110% of the fair market value per share on the date of grant.

Payment of exercise price. Generally, the option exercise price may be paid in cash, by check, by promissory note, by cashless exercise, by net exercise or by tender or attestation of ownership of shares having a fair market value not less than the exercise price and that either (A) have been owned by the optionee for more than six months and not used for another exercise by tender or attestation, or (B) were not acquired, directly or indirectly, from us.

Exercisability and vesting. At the time an award is granted, the Compensation Committee must fix the period within which the award may be exercised and determine any conditions that must be satisfied before the award may be exercised. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.  If the recipient ceases to be a service provider, other than upon his or her death or disability, the option will generally only remain exercisable for three months following the date of separation.  In the event of the service provider's death or disability, the option will generally remain exercisable for a period of 12 months following the date of separation.

Voting rights, dividends and distributions.  During the restriction period, service providers holding shares of restricted stock have full voting rights over the shares, and be entitled to receive dividends or distributions thereon, unless the Compensation Committee determines otherwise in connection with the grant.

Term of options. The maximum term of an option granted under our 2016 Plan is 10 years.

Transferability of awards. Grants are nontransferable by the grantee other than by will or by the laws of descent and distribution and are exercisable during the grantee’s lifetime only by the grantee.

Change in control. Our 2016 Plan provides that in the event of our merger with or into another corporation, the sale of substantially all of our assets, or the sale or exchange of more than 50% of our voting stock, each outstanding award shall be assumed or an equivalent award substituted by the surviving, continuing, successor or purchasing corporation or a parent thereof. The Compensation Committee may also deem an award assumed if the award confers the right to the award-holder to receive, for each share of stock subject to an award immediately prior to the change in control, the consideration that a stockholder is entitled on the effective date of the change in control. Upon a change in control, all outstanding options shall automatically accelerate and become fully exercisable and all restrictions and conditions on all outstanding restricted stock grants shall immediately lapse.

Termination or amendment of the 2016 Plan.  The board of directors may at any time amend, alter, suspend or terminate the 2016 Plan.

Summary of Federal Tax Consequences

The following is only a brief summary of the effect of federal income taxation on an optionee under the 2016 Plan. We have adopted FASB ASC Topic 718.  This Statement requires that compensation costs related to share-based payment transactions, such as stock options or restricted stock award, be recognized in the financial statements.  Under ASC Topic 718, an optionee, recipient of a restricted stock award and our company will be subject to certain tax consequences and accounting charges, regardless of the type of option or restricted stock award.

Options granted under the 2016 Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code or NSOs which do not meet such requirements. The federal income tax treatment for the two types of options differs, as summarized below.

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ISOs. No taxable income is recognized by an optionee at the time of the grant of an ISO, and no taxable income is generally recognized at the time an ISO is exercised. However, the excess of the fair market value of the Class A common stock received upon the exercise of an ISO over the exercise price is includable in the employee’s alternative minimum taxable income and may be subject to the alternative minimum tax (“AMT”). For AMT purposes only, the basis of the Class A common stock received upon exercise of an ISO is increased by the amount of such excess.

An optionee will recognize taxable income in the year in which the purchased shares acquired upon exercise of an ISO are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. An optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If an optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

Upon a qualifying disposition, an optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition of the purchased shares and the exercise price paid for the shares except that, for AMT purposes, the gain or loss would be the difference between the amount realized upon the sale or other disposition of the purchased shares and the employee’s basis increased as described above. If there is a disqualifying disposition of the shares, then the optionee will generally recognize ordinary income to the extent of the lesser of the difference between the exercise price and (i) the fair market value of the Class A common stock on the date of exercise, or (ii) the amount realized on such disqualifying disposition. Any additional gain recognized upon the disposition will be capital gain. If the amount realized is less than the exercise price, the optionee will, in general, recognize a capital loss. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, to the extent the optionee recognizes ordinary income. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

•

NSOs. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will in general recognize ordinary income, in the year in which an NSO is exercised, equal to the excess of the fair market value of purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale of the purchased shares, the optionee will generally recognize either a capital gain or a capital loss depending on whether the amount realized is more or less than the exercise price. We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to an exercised NSO. The deduction will in general be allowed for our taxable year in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

•

Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant as ordinary income at the time the grant is made, the recipient does not recognize taxable income upon the grant of restricted stock. Instead, the recipient will recognize ordinary income at the time of vesting (i.e. when the restrictions on the grant lapse) equal to the fair market value of the restricted shares on the vesting date minus any amount paid for the restricted shares. At the time that the recipient recognizes ordinary income in respect of the restricted stock grant, we would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient.

The foregoing is only a summary of the effect of federal income taxation upon us and the participants under the 2016 Plan. It does not purport to be complete, and does not discuss all of the tax consequences of a participant’s death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE 2016 PLAN.

PROPOSAL 2

APPROVAL OF THE NASDAQ 20% ISSUANCE PROPOSAL

General

On January 4, 2017, we entered into the Securities Purchase Agreement with two fundamental institutional investors (the “Purchasers”) pursuant to which we agreed to sell 761,905 shares of our Class A common stock and five year Series B Warrants (the “Series B Warrants”) representing the right to acquire up an additional 380,953 shares of our Class A common stock at an exercise price of $7.00 per share.  The transaction closed on January 5, 2017.  The shares of our Class A common stock and the Series B Warrants were sold in a registered direct offering and we received gross proceeds of $4 million.  We used these proceeds to retire our senior secured credit facility pursuant to the financing agreement dated October 20, 2014 with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder.  Simultaneously we conducted a private placement with the same purchasers for no additional consideration of Series A Warrants (the “Series A Warrants”) representing the right to acquire up to an additional 380,953 shares of our Class A common stock at an exercise price of $6.70 per share.  The Series A Warrants are exercisable for five years commencing six months from the date of closing of the private sale of the Series A Warrants to the purchasers.  We plan to file a registration statement on Form S-1 registering the resale of the shares underlying the Series A Warrants.  We refer to the Series A Warrants and Series B Warrants collectively as the "Purchasers' Warrants".

Description of the Purchasers' Warrants

The exercise price of the Purchasers’ Warrants is subject to full ratchet adjustment in certain circumstances, subject to a floor price of $1.20 per share.  The adjustment provisions under the terms of the Series A Warrant will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions.  In addition, if there is no effective registration statement covering the shares issuable upon the exercise of the Series A Warrants, the warrants are exercisable on a cashless basis.  If we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions.

Beginning 100 days after the issuance date of the Series B Warrants, at any time the market price of our Class A common stock is less than $5.25 per share, the holders have the right to cashlessly exercise the Series B Warrants for a number of shares of our Class A common stock calculated pursuant to a formula set forth in the Series B Warrants.  We have the right, in lieu of delivery of such shares of our Class A common stock, to pay the holder of the Series B Warrants being cashlessly exercised, a specified amount in cash, with a maximum cash payment of $2,500,000.  The ability to exercise the Series B Warrants cashlessly will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions.

Pursuant to the terms of the Purchasers’ Warrants, a holder of a warrant will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchasers' Warrants; provided that at the election of a holder and notice to us, such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to us.

In the event of any extraordinary transaction, as described in the Purchasers’ Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A common stock, the holder will have the right to have the warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation. Also, at the election of the holder of each Purchaser's Warrant, in the event of an extraordinary transaction, we or any successor entity may be required to repurchase such warrant for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

Until such time as our stockholders have approved the transactions pursuant to the Securities Purchase Agreement, the holders of the Purchasers' Warrants do not have the right to receive upon exercise of the warrant any shares of our Class A common stock, to the extent the issuance of such shares would exceed the aggregate number of shares of Class A common stock may issue upon exercise of the Purchasers'' Warrants, after giving effect to the shares of our Class A common stock sold pursuant to the Securities Purchase Agreement, would be more than 20% of our Class A common stock immediately preceding the offering (the "Exchange Cap").  Under the terms of the Securities Purchase Agreement we are required to hold a stockholder meeting within 60 days from the closing of the offering.  This proxy statement relates to that stockholder meeting.  In the event that we are prohibited from issuing any shares of our Class A common stock upon any exercise of the Series B Warrants because our stockholders have not yet approved the possible issuances in excess of the Exchange Cap after this 60 day period, we will be subject to our payment in cash of liquidated damages in an amount equal to the product of (i) the number of warrant shares that we are unable to deliver, and (ii) the difference determined by subtracting (x) the exercise price then in effect at the time of such exercise or attempted exercise, and (y) the last weighted average price immediately preceding the time of the exercise or attempted exercise.

Why do we need stockholder approval?

Our Class A common stock is listed on The NASDAQ Capital Market and, as such, we are subject to the NASDAQ Stock Market Rules. NASDAQ Stock Market Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the Securities Purchase Agreement, we are seeking stockholder approval for the elimination of the Exchange Cap to permit the potential issuance of more than 20% of our outstanding Class A common stock, including the prior issuance of shares of our Class A common stock, upon the possible exercise of the Purchasers' Warrants.

Who has executed Voting Agreement?

In conjunction with the Securities Purchase Agreement, our management and then members of our board of directors who collectively own or control the voting of approximately 40% of our Class A common stock prior to the closing of the Securities Purchase Agreement have executed a voting agreement (the "Voting Agreement") agreeing to vote those shares in favor of the NASDAQ 20% Issuance Proposal.  Signatories to the Voting Agreement, the number of shares beneficially owned or controlled by those individuals and the percentage those shares represent of our outstanding Class A common stock as of January 5, 2017 (based upon 7,802,982 shares then outstanding) include:

Stockholder	Position with Social Reality	Number of Shares of Class A Common Stock	Voting Percentage

Christopher Miglino	Chairman, CEO	1,007,575	12.9%
Erin DeRuggiero	Director, Chief Innovations Officer	514,667	6.6%
Kristoffer Nelson	Director, Chief Operating Officer	135,001	1.7%
Richard Steel	Director, President	256,754	3.3%
JP Hannan	Chief Financial Officer	3,750	≤1%
Marc Savas	Director	8,171	≤1%
Malcolm Casselle	Director	62,172	≤1%
Martin A. Sumichrast (1)	Director	785,500	10.1%
Rodney J. Dillman	Director	1,814	≤1%
Anthony William Packer	Director	11,923	≤1%

———————

(1)

Mr. Sumichrast served as a member of our board of directors from January 2015 until January 2017.  Following his resignation from the board the shares of our Class A common stock beneficially owned by him set forth above remain subject to the Voting Agreement.  The number of shares of our Class A common stock owned by Mr. Sumichrast includes:

•

216,750 shares held by Stone Street Partners, LLC, a North Carolina limited liability company formerly known as Siskey Capital, LLC ("Stone Street")

•

282,000 shares held by Carolina Preferred Technology Investments, LLC, a Delaware limited liability company ("Carolina Preferred");

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30,000 shares of held by Siskey Capital Opportunity Fund LLC, a North Carolina limited liability company ("Opp Fund"); and

•

256,750 shares held by Stone Street Opportunity Fund II, a North Carolina limited liability company formerly known as Siskey Capital Opportunity Fund II, LLC ("Opp Fund II").

Mr. Sumichrast in his position at Stone Street has the right to direct the vote and disposition of securities owned by Stone Street. SCAP Management Group, LLC is the managing member of Carolina Preferred, Opp Fund and Opp Fund II. Mr. Sumichrast in his position at SCAP Management Group, LLC has the right to direct the vote and disposition of securities owned by each of Carolina Preferred, Opp Fund and Opp Fund II.

Required vote of stockholders

Approval of the this proposal requires the affirmative vote of the holders of a majority of the shares of our Class A common stock present in person or by proxy at the special meeting and actually voted on this proposal; provided, however, that under Nasdaq Marketplace Rule 5635(d), the Purchasers are not entitled to vote on the approval of the Nasdaq 20% Issuance Proposal.

What is the effect on Social Reality and our current stockholders if the NASDAQ 20% Issuance Proposal is approved?

If our stockholders approve this proposal, we will be able to issue shares of our Class A common stock upon the exercise of the Purchasers' Warrants in excess of 20% of our outstanding shares as of the date of the Securities Purchase Agreement.  If our stockholders approve the NASDAQ 20% Issuance Proposal, current stockholders will experience significant dilution of their current equity ownership in Social Reality.

What is the effect on Social Reality and our current stockholders if the NASDAQ 20% Issuance Proposal is not approved?

If our stockholders do not approve this proposal at this special meeting, we will be subject to payment of the liquidated damages described above.  In addition, we will be required to seek stockholder approval of this proposal every three months until we receive stockholder approval of this proposal or Purchasers' Warrants expire or are all converted or exercised pursuant to their terms. We are not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement and related transaction documents, as we have already entered into the Securities Purchase Agreement and related transaction documents, which are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Securities Purchase Agreement, including the Purchasers' Warrants which will remain binding obligations of our company.

Where can I find more information regarding the Securities Purchase Agreement and the Purchasers' Warrants?

The above descriptions set forth the material terms of the Securities Purchase Agreement and the Purchasers'' Warrants.  A more detailed description of the Securities Purchase Agreement, the Purchasers' Warrants, and related transaction documents can be read in our Current Report on Form 8-K as filed with the SEC on January 4, 2017.  The Securities Purchase Agreement and the forms of Purchasers' Warrants are filed as Exhibits 4.1, 4.2 and 10.1 to our Current Report on Form 8-K as filed with the SEC on January 4, 2017.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NASDAQ 20% ISSUANCE PROPOSAL.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the special meeting.  If, however, other matters properly come before the special meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Delaware law there are no dissenter's rights available to our Class A common stockholders in connection with any matters submitted to a vote of our Class A common stockholders at the special meeting.

PRINCIPAL STOCKHOLDERS

At January 20, 2017, we had 7,806,840 shares of our Class A common stock issued and outstanding. The following table sets forth information known to us as of January 20, 2017 relating to the beneficial ownership of shares of our Class A common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Class A common stock;
•	each director and nominee;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 456 Seaton Street, Los Angeles, CA 90013. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our Class A common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from January 20, 2017, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class
Christopher Miglino	1,007,575	12.9%
Erin DeRuggiero	514,667	6.6%
Richard Steel (1)	256,754	3.3%
Kristoffer Nelson (2)	145,001	1.9%
Joseph P. Hannan (3)	3,750	≤1%
Chad Holsinger (4)	25,000	≤1%
Marc Savas (5)	28,371	≤1%
Malcolm Casselle	62,172	%
Derek J. Ferguson	3,858	≤1%
Rodney J. Dillman	1,841	≤1%
Anthony William Packer (7)	36,923	≤1%
All named executive officers, directors and director nominees as a group (eight persons) (1)(2)(3)(4)(5)(7)	2,085,912	26.6%
Martin A. Sumichrast (6)	908,500	11.6%
Empery Asset Management LP (8)	857,145	9.9%

———————

(1)

Excludes options to purchase 120,000 shares of our Class A common stock which have not yet vested.

(2)

Includes 10,000 shares of our Class A common stock issuable pursuant to the exercise of vested stock options.

(3)

Excludes RSUs to purchase $100,000 shares of our Class A common stock which will vest annually during the term of our employment agreement with Mr. Hannan, commencing in October 2017, subject to the terms of the agreement and unvested RSUs to purchase an additional 100,000 shares of Class A common stock.

(4)

Includes 25,000 shares of our Class A common stock issuable pursuant to vested stock options, but excludes an additional 25,000 shares of our Class A common stock issuable pursuant to unvested options.

(5)

Includes 20,200 shares of our Class A common stock issuable pursuant to the exercise of vested stock options.

(6)

As set forth earlier in this proxy statement, Mr. Sumichrast is a former member of our board of directors.  The number of shares our Class A common stock beneficially owned by Mr. Sumichrast includes:

•	3,000 shares issuable pursuant to the exercise of vested options;

•	216,750 shares held by Stone Street, including 45,000 shares issuable upon the exercise of a warrant issued to SCAP by Ms. DeRuggiero;

•	282,000 shares held by Carolina Preferred ;

•	60,000 shares held by Opp Fund, including 30,000 shares issuable upon the exercise of a warrant issued to Opp Fund by Ms. DeRuggiero; and

•	301,750 shares held by Opp Fund II, including 45,000 shares issuable upon the exercise of a warrant issued to Opp Fund II by Ms. DeRuggiero.

Mr. Sumichrast in his position at Stone Street has the right to direct the vote and disposition of securities owned by Stone Street. SCAP Management Group, LLC is the managing member of Carolina Preferred, Opp Fund and Opp Fund II.  Mr. Sumichrast in his position at SCAP Management Group, LLC has the right to direct the vote and disposition of securities owned by each of Carolina Preferred, Opp Fund and Opp Fund II. Mr. Sumichrast disclaims beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein. The ability of Stone Street to enter into a disposition of 70,000 shares of Class A common stock held of record by Stone Street is limited to an amount which is pari passu to any disposition of Class A common stock by either Mr. Miglino and/or Ms. DeRuggiero.

The number of shares beneficially owned by Mr. Sumichrast excludes an aggregate of 246,000 shares of our Class A common stock issuable upon the possible exercise of Class A warrants owned by Carolina Preferred and Opp Fund II. Under the terms of the warrants, a holder may not exercise the warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder's option upon 61 days notice to us.

(7)

Includes 25,000 shares of our Class A common stock issuable pursuant to the exercise of warrants.

(8)

Includes:

•

245,544 shares of Class A common stock held by Empery Asset Master, Ltd. ("EAM") and up to 122,772 shares of Class A common stock issuable upon exercise of Series B Warrants held by EAM, but excludes an additional 122,772 shares of Class A common stock issuable upon the exercise of Series A Warrants held by EAM which are not currently exercisable;

•

127,600 shares of Class A common stock held by Empery Tax Efficient, LP ("ETE") and up to 63,800 shares of Class A common stock issuable upon exercise of Series B Warrants held by ETE, but excludes an additional 63,800 shares of Class A common stock issuable upon the exercise of Series A Warrants held by ETE which are not currently exercisable; and

•

198,286 shares of Class A common stock held by Empery Tax Efficient II, LP ("ETE II") and up to 99,143 shares of Class A common stock issuable upon exercise of Series B Warrants held by ETE II, but excludes an additional 99,143 shares of Class A common stock issuable upon the exercise of Series A Warrants held by ETE II which are not currently exercisable.

The aforedescribed Series A Warrants are not exercisable until July 6, 2017.  Pursuant to the terms of the aforedescribed Series A Warrants and Series B Warrants, the holders cannot exercise the warrants to the extent the holders and their affiliates would beneficially own, after any such exercise, more than 9.99% of the outstanding shares of our Class A common stock (the "Blocker").  In addition, as described under Proposal 2 of this proxy statement, until such time as our stockholders have approved the transactions pursuant to the Securities Purchase Agreement, these holders of Series B Warrants do not have the right to receive upon exercise of the warrant any shares of our Class A common stock to the extent the issuance of such shares would exceed the Exchange Cap.  Accordingly, the actual number of shares of our Class A common stock beneficially owned by this holder, after giving effect to the Blocker, is less than the number of shares of our Class A common stock set forth in the foregoing table.

Empery Asset Management LP is the authorized agent of EAM, ETE and ETE II, and has discretionary authority to vote and dispose of the shares held by EAM, ETE and ETE II, respectively, and may be deemed to be the beneficial owner of the securities held by each such entity. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and ETE II. Each of the foregoing persons and entities disclaim beneficial ownership of the securities held by them except to the extent of his or its pecuniary interest therein.  Empery Asset Management LP's address is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Social Reality, Inc.

Attention: Corporate Secretary

456 Seaton Street

Los Angeles, CA  90013

Telephone: (323) 694-9800

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2017 annual meeting must be received by us at our principal executive office no later than February 1, 2017 in order to be eligible for inclusion in our 2017 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the Board’s Nominating, Corporate Governance and Compensation Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Social Reality at our principal executive offices: Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Social Reality, Inc., 456 Seaton Street, Los Angeles, CA 90013.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013. Please note that additional information can be obtained from our website at www.socialrealtiy.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

By Order of the Board of Directors

/s/ Christopher Miglino
Los Angeles, CA	Christopher Miglino
January 20, 2017	Chairman and Chief Executive Officer

Appendix A

SOCIAL REALITY, INC.

2016 EQUITY COMPENSATION PLAN

1.

Purposes of the Plan.  The purposes of this Plan are:

•

to attract and retain the best available personnel for positions of substantial responsibility,

•

to provide additional incentive to Employees, Directors and Consultants, and

•

to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock Based Awards.

2.

Definitions.  As used herein, the following definitions will apply:

(a)

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)

“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(d)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)

“Awarded Stock” means the Common Stock subject to an Award.

(f)

“Board” means the Board of Directors of the Company.

(g)

“Change in Control” means the occurrence of any of the following events:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and within three (3) years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or

(ii)

The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)

A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of this Section, “affiliate” will mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(h)

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)

“Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(j)

“Common Stock” means the Class A Common Stock of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(k)

“Company” means Social Reality, Inc., a Delaware corporation, or any successor thereto.

(l)

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)

“Director” means a member of the Board.

(n)

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)

“Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(p)

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(s)

“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)

In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(iv)

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(t)

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)

“Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(v)

“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)

“Option” means a stock option granted pursuant to the Plan.

(y)

“Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(z)

“Outside Director” means a Director who is not an Employee.

(aa)

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)

“Participant” means the holder of an outstanding Award granted under the Plan.

(cc)

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(dd)

“Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ee)

“Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ff)

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)

“Plan” means this 2016 Equity Compensation Plan.

(hh)

“Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

(ii)

“Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(jj)

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)

“Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)

“Service Provider” means an Employee, Director or Consultant.

(mm)

“Share” means a share of the Class A Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn)

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(oo)

“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)

“Unvested Awards” means Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.

Stock Subject to the Plan.

(a)

Stock Subject to the Plan. The maximum number of Shares that may be issued under the Plan is six hundred thousand (600,000). The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan.

(b)

Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4.

Administration of the Plan.

(a)

Procedure.

(i)

Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii)

Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)

Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(iv)

Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)

to determine the Fair Market Value;

(ii)

to select the Service Providers to whom Awards may be granted hereunder;

(iii)

to determine the number of Shares to be covered by each Award granted hereunder;

(iv)

to approve forms of agreement for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)

to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii)

to institute an Exchange Program;

(viii)

to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(x)

to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi)

to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)

to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiv)

to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xv)

to determine whether Awards will be adjusted for Dividend Equivalents;

(xvi)

to create Other Stock Based Awards for issuance under the Plan;

(xvii)

to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)

to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xix)

to make all other determinations deemed necessary or advisable for administering the Plan.

(c)

Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.

Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.

Limitations.

(a)

ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)

No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)

162(m) Limitation. For purposes of qualifying Awards as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.

Stock Options.

(a)

Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)

Option Exercise Price and Consideration.

(i)

Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)

In the case of an Incentive Stock Option

(A)

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)

granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)

In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3)

Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii)

Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c)

Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i)

cash;

(ii)

check;

(iii)

promissory note;

(iv)

other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v)

consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)

a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)

any combination of the foregoing methods of payment; or

(viii)

such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)

Exercise of Option.

(i)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date one (1) month following the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e)

Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

8.

Restricted Stock.

(a)

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to any restrictions specifically provided for in this Plan, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions, if any, that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise

(d)

Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.

Stock Appreciation Rights.

(a)

Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)

Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)

Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d)

Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e)

SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)

Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g)

Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)

The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)

The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h)

Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10.

Performance Units and Performance Shares.

(a)

Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to any restrictions specifically provided for in this Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/ Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e)

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.

Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12.

Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

13.

Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91 st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.

Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.

Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)

Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust the number and class of Shares which may be delivered under the Plan, the 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)

Dissolution or Liquidation. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs then the Administrator shall appropriately adjust the number and class of Shares which may be delivered under the Plan, the 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(c)

Merger or Change in Control.

(i)

Stock Options and SARS. In the event of a merger or Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options and SARs granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii)

Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a merger or Change in Control, each outstanding Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit awards shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Awards, including Shares as to which it would not otherwise be vested. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.

Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. The Plan will continue in effect for a term ending 10 years after the effective date unless terminated earlier under Section 18 of the Plan.

18.

Amendment and Termination of the Plan.

(a)

 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)

Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)

Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.

Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.

Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.

Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SOCIAL REALITY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – FEBRUARY 16, 2017 AT 10:00 AM
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Social Reality, Inc. (the "Company") hereby revoking any proxy heretofore given, does hereby appoint Christopher Miglino and Joseph P. Hannan, and each of them, with power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held at the Company's offices, 456 Seaton Avenue, Los Angeles, CA  90013, on Thursday, February 16, 2017 beginning at 10:00 am, local time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/SRAX
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF SOCIAL REALITY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR	AGAINST	ABSTAIN
	The ratification of the Social Reality, Inc. 2016 Equity Compensation Plan.		☐	☐	☐

CONTROL ID:
REQUEST ID:

Proposal 2		à	FOR	AGAINST	ABSTAIN

To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our Class A common stock, together with shares of our Class A common stock underlying Series A Warrants and Series B Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated January 4, 2017 (the “Securities Purchase Agreement”), among Social Reality and the investors named therein, that may be equal to or exceed, including the issuance of the shares of our Class A common stock, 20% of our Class A common stock outstanding before the issuance of such warrants without giving effect to any limitation on the number of shares of our Class A common stock issuable pursuant to such Series A Warrants and Series B Warrants (the “NASDAQ 20% Issuance Proposal”).

			☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The board of directors unanimously recommends that the stockholders vote "FOR" the ratification of the 2016 Stock Option Plan and the approval of the NASDAQ 20% Issuance Proposal.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)